UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2018

NAVIDEA BIOPHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35076	31-1080091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4995 Bradenton Avenue, Suite 240, Dublin, Ohio	43017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 793-7500

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.      Other Events.

On October 5, 2018, the board of directors of Navidea Biopharmaceuticals, Inc. (“Navidea”) resolved to voluntarily delist its common stock from The Tel Aviv Stock Exchange Ltd. (“TASE”) in order to reduce the duplicative administrative requirements and costs associated with maintaining dual listing on the TASE and the NYSE American. Under applicable Israeli law, the delisting of Navidea’s common stock from trading on the TASE is expected to become effective approximately 90 days following the delisting request. Until such time, Navidea’s common stock will continue to be traded on the TASE.

Navidea will continue to file public reports in accordance with the rules and regulations of the NYSE American and the U.S. Securities and Exchange Commission. In addition, Navidea’s common stock continues to be listed for trading on the NYSE American, and all shares of common stock traded on the TASE are expected to transfer to the NYSE American once the delisting of Navidea’s common stock from the TASE becomes effective.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

	By:	/s/ Jed A. Latkin
Date: October 9, 2018		Jed A. Latkin
Chief Executive Officer, Chief Operating Officer and Chief Financial Officer